UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, August 2, 2023

UFP Industries Announces Second Quarter Results
Net sales exceed $2 billion, diluted EPS of $2.36

GRAND RAPIDS, Mich., Wednesday, August 2, 2023 – UFP Industries, Inc. (Nasdaq: UFPI) today announced second quarter 2023 results including net sales of $2.04 billion, net earnings attributable to controlling interest of $151 million, and earnings per diluted share of $2.36.

“I want to thank the hard-working employees of UFP Industries for delivering another strong quarter. Their focus on innovation, efficiencies, and value-added solutions has helped us improve our gross margins, even as lower pricing and volume resulted in decreases in our top- and bottom-line results,” said Chairman and CEO Matt Missad. “The positive changes in our business mix and operating structure are producing better performance when compared to previous downward cycles in our business. Our strong cash-flow generation and balance sheet are allowing us to continue to invest in operational improvements and growing the business through new products and acquisitions, all while returning value to our shareholders. On July 26, 2023, the Board approved a 20 percent increase in the quarterly cash dividend to $0.30 per share and increased the share repurchase authorization to $200 million.”

Second Quarter 2023 Highlights (comparisons on a year-over-year basis):

●	Net sales of $2.04 billion decreased 30 percent due to a 22 percent decrease in prices and an 8 percent decrease in organic unit sales.
●	New product sales of $184 million decreased 9 percent, largely due to lower lumber prices that the company passed on to customers. New product sales as a percent of total sales rose to 9 percent from 7 percent in 2022.
●	Diluted EPS of $2.36 represents a 27 percent decrease from last year.
●	Adjusted EBITDA of $234 million decreased 27 percent; adjusted EBITDA margin rose to 11.5 percent from 11 percent in 2022.

UFP Industries, Inc.

Capital Allocation

UFP Industries maintains a strong balance sheet, with $424.9 million in net surplus cash (surplus cash less interest-bearing debt and cash overdraft) on July 1, 2023, compared to $190.7 million in net debt at the end of the second quarter of 2022. The company had approximately $2 billion of liquidity as of July 1, 2023. The company’s return-focused approach to capital allocation includes the following:

-	Acquisitions. The company continues to seek acquisitions in core businesses that generate long-term growth and margin improvement, enhance its capabilities, and create incremental value for customers and shareholders.
-	Capital expenditures. The company lowered its target for capital investments to $175-200 million in 2023 due to longer lead times required for most equipment and rolling stock. The company plans to double the production capacity of the popular Deckorators mineral-based composite (MBC) decking by investing approximately $31 million in upgrades.
-	Dividend payments. On July 26, 2023, the Board of Directors for UFP Industries approved a quarterly dividend payment of $0.30 per share, a 20 percent increase over the dividend paid in the first quarter of 2023. The dividend is payable on September 15, 2023, to shareholders of record on September 1, 2023.
-	Share repurchases. The company repurchased 700,597 shares during the first half of 2023 at an average share price of $79.20 (a total of $55.5 million). At their July 26 meeting, the Board of Directors authorized up to $200 million for share repurchases through July 31, 2024.

By business segment, the company reported the following second-quarter 2023 results:

UFP Retail Solutions

Net sales of $920 million, down 18 percent compared to the second quarter of 2022, attributable to an 18 percent decline in selling prices due to the pricing decreases in the lumber market. While below our target level, gross profit of $121 million improved 65 percent compared to the second quarter of 2022 and gross profit margin improved to 13.2 percent from 6.5 percent, primarily due to increased sales of new Deckorators products and the impact of products sold with a variable price such as treated lumber. These variable-priced products benefited from a more stabilized lumber market compared to 2022, when a significant decrease in lumber prices during the second quarter adversely impacted gross profit.

UFP Packaging

Net sales of $488 million, down 28 percent compared to the second quarter of 2022, due to a 21 percent decrease in selling prices, a 9 percent decline in organic unit sales, and a 2 percent increase in sales from acquisitions. Gross profit was $118.2 million, down 27 percent, due to normalizing market pricing and a decline in volume that is in line with market conditions. Gross profit margin remained mostly unchanged at 24 percent due to the segment’s focus on value-added sales and new products. Value-added sales increased to 78 percent of total net sales compared to 71 percent for the second quarter of 2022. New product sales as a percent of total net sales increased to 14.9 percent from 10.6 percent during the same period of 2022.

UFP Industries, Inc.

UFP Construction

Net sales of $550 million, down 44 percent compared to the second quarter of 2022, due to a 26 percent decrease in selling prices and an 18 percent decrease in organic unit sales. Gross profit was $137.2 million, down 40 percent, largely due to normalizing market pricing and a decrease in volume as a result of a decline in housing starts and industry production of manufactured homes. Gross profit margin improved to 25 percent from 23 percent in 2022.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss its outlook and information included in this news release at 4:30 p.m. ET on Wednesday, August 2, 2023. The call will be hosted by Chairman and CEO Matthew J. Missad and CFO Michael Cole and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at www.ufpinvestor.com/news-filings-reports. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #403 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management uses Adjusted EBITDA, a non-GAAP financial measure, in order to evaluate historical and ongoing operations. Management believes that this non-GAAP financial measure is useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA is intended to supplement and should be read together with the financial results. Adjusted EBITDA should not be considered an alternative or substitute for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measure.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2023/2022

	Quarter Period				Year to Date
(In thousands, except per share data)	2023		2022		2023		2022
NET SALES	$2,043,918	100.0%	$2,900,874	100.0%	$3,866,394	100.0%	$5,390,187	100.0%

COST OF GOODS SOLD	1,643,851	80.4	2,397,422	82.6	3,107,998	80.4	4,408,372	81.8

GROSS PROFIT	400,067	19.6	503,452	17.4	758,396	19.6	981,815	18.2

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	204,703	10.0	214,538	7.4	399,386	10.3	434,688	8.1
OTHER LOSSES (GAINS), NET	1,867	0.1	3,348	0.1	3,805	0.1	2,536	—

EARNINGS FROM OPERATIONS	193,497	9.5	285,566	9.8	355,205	9.2	544,591	10.1

INTEREST AND OTHER	(4,025)	(0.2)	8,566	0.3	(6,866)	(0.2)	13,476	0.3

EARNINGS BEFORE INCOME TAXES	197,522	9.7	277,000	9.5	362,071	9.4	531,115	9.9

INCOME TAXES	46,734	2.3	69,147	2.4	85,705	2.2	130,131	2.4

NET EARNINGS	150,788	7.4	207,853	7.2	276,366	7.1	400,984	7.4

LESS NET LOSS (EARNINGS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(27)	—	(4,735)	(0.2)	464	—	(8,163)	(0.2)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$150,761	7.4	$203,118	7.0	$276,830	7.2	$392,821	7.3

EARNINGS PER SHARE - BASIC	$2.40		$3.24		$4.41		$6.25

EARNINGS PER SHARE - DILUTED	$2.36		$3.23		$4.35		$6.22

COMPREHENSIVE INCOME	$155,266		$203,470		$287,096		$399,785

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,721)		(4,640)		(3,481)		(9,017)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$153,545		$198,830		$283,615		$390,768

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2023/2022

	Quarter Period
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$919,998	$488,100	$550,464	$86,224	$(868)	$2,043,918
COST OF GOODS SOLD	799,017	369,865	413,260	64,128	(2,419)	1,643,851
GROSS PROFIT	120,981	118,235	137,204	22,096	1,551	400,067
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	60,855	61,377	74,083	13,943	(5,555)	204,703
OTHER	(54)	(6)	1,162	1,336	(571)	1,867
EARNINGS FROM OPERATIONS	$60,180	$56,864	$61,959	$6,817	$7,677	$193,497

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$1,121,440	$676,333	$975,376	$124,416	$3,309	$2,900,874
COST OF GOODS SOLD	1,048,260	514,216	748,060	83,336	3,550	2,397,422
GROSS PROFIT	73,180	162,117	227,316	41,080	(241)	503,452
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	48,387	67,235	94,638	16,356	(12,078)	214,538
OTHER	266	672	(154)	1,976	588	3,348
EARNINGS FROM OPERATIONS	$24,527	$94,210	$132,832	$22,748	$11,249	$285,566

	Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$1,669,575	$974,661	$1,066,057	$153,736	$2,365	$3,866,394
COST OF GOODS SOLD	1,454,156	735,528	807,194	112,004	(884)	3,107,998
GROSS PROFIT	215,419	239,133	258,863	41,732	3,249	758,396
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	114,210	127,629	141,421	27,465	(11,339)	399,386
OTHER	(27)	(92)	1,235	3,416	(727)	3,805
EARNINGS FROM OPERATIONS	$101,236	$111,596	$116,207	$10,851	$15,315	$355,205

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$2,114,672	$1,287,702	$1,761,847	$219,983	$5,983	$5,390,187
COST OF GOODS SOLD	1,907,155	976,031	1,373,119	147,360	4,707	4,408,372
GROSS PROFIT	207,517	311,671	388,728	72,623	1,276	981,815
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	111,055	134,466	176,975	32,981	(20,789)	434,688
OTHER	538	604	103	2,079	(788)	2,536
EARNINGS FROM OPERATIONS	$95,924	$176,601	$211,650	$37,563	$22,853	$544,591

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2023/2022

	Quarter Period
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$45,924	$43,090	$47,300	$6,932	$7,542	$150,788
Interest and other	23	419	(1)	(2,263)	(2,203)	(4,025)
Income taxes	14,233	13,355	14,660	2,148	2,338	46,734
Expenses associated with share-based compensation arrangements	1,315	1,703	1,686	225	3,309	8,238
Net (gain) loss on disposition and impairment of assets	(10)	(7)	16	70	(87)	(18)
Depreciation expense	6,029	7,995	4,634	929	7,425	27,012
Amortization of intangibles	1,277	2,236	702	751	396	5,362
Adjusted EBITDA	$68,791	$68,791	$68,997	$8,792	$18,720	$234,091

Adjusted EBITDA as a Percentage of Net Sales	7.5%	14.1%	12.5%	10.2%	(2156.7)%	11.5%

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$18,146	$69,949	$99,890	$14,233	$5,635	$207,853
Interest and other	17	1,016	—	3,789	3,744	8,566
Income taxes	6,364	23,245	32,942	4,726	1,870	69,147
Expenses associated with share-based compensation arrangements	1,061	1,236	1,143	99	2,072	5,611
Net loss (gain) on disposition and impairment of assets	226	672	(13)	(5)	192	1,072
Depreciation expense	4,556	6,759	3,354	715	6,808	22,192
Amortization of intangibles	916	1,701	820	503	128	4,068
Adjusted EBITDA	$31,286	$104,578	$138,136	$24,060	$20,449	$318,509

Adjusted EBITDA as a Percentage of Net Sales	2.8%	15.5%	14.2%	19.3%	618.0%	11.0%

	Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$77,240	$84,415	$88,704	$11,620	$14,387	$276,366
Interest and other	44	1,002	(6)	(4,372)	(3,534)	(6,866)
Income taxes	23,952	26,179	27,509	3,603	4,462	85,705
Expenses associated with share-based compensation arrangements	2,930	3,799	3,807	503	6,836	17,875
Net loss (gain) on disposition and impairment of assets	26	(93)	(31)	60	(144)	(182)
Depreciation expense	11,647	15,677	9,262	1,544	14,656	52,786
Amortization of intangibles	2,332	4,482	1,499	1,283	775	10,371
Adjusted EBITDA	$118,171	$135,461	$130,744	$14,241	$37,438	$436,055

Adjusted EBITDA as a Percentage of Net Sales	7.1%	13.9%	12.3%	9.3%	1583.0%	11.3%

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$72,392	$132,177	$159,793	$24,844	$11,778	$400,984
Interest and other	40	1,528	—	4,643	7,265	13,476
Income taxes	23,492	42,896	51,857	8,076	3,810	130,131
Expenses associated with share-based compensation arrangements	2,282	2,644	2,607	323	4,686	12,542
Net loss (gain) on disposition and impairment of assets	531	607	(24)	5	(353)	766
Depreciation expense	8,992	13,566	6,788	1,287	13,401	44,034
Amortization of intangibles	1,799	3,416	1,684	1,585	256	8,740
Adjusted EBITDA	$109,528	$196,834	$222,705	$40,763	$40,843	$610,673

Adjusted EBITDA as a Percentage of Net Sales	5.2%	15.3%	12.6%	18.5%	682.7%	11.3%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 2023/2022

(In thousands)
ASSETS	2023	2022	LIABILITIES AND EQUITY	2023	2022

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$702,148	$138,071	Cash Overdraft	$—	$11,926
Restricted cash	761	729	Accounts payable	264,408	386,833
Investments	38,459	35,475	Accrued liabilities and other	289,211	384,738
Accounts receivable	802,300	1,046,543	Current portion of debt	2,385	40,496
Inventories	821,187	1,106,302
Other current assets	50,203	49,324

TOTAL CURRENT ASSETS	2,415,058	2,376,444	TOTAL CURRENT LIABILITIES	556,004	823,993

OTHER ASSETS	228,929	163,464	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	274,821	276,315
INTANGIBLE ASSETS, NET	481,942	445,751	OTHER LIABILITIES	171,349	185,447

			TEMPORARY EQUITY	6,772	—

PROPERTY, PLANT AND EQUIPMENT, NET	718,014	625,164	SHAREHOLDERS' EQUITY	2,834,997	2,325,068

TOTAL ASSETS	$3,843,943	$3,610,823	TOTAL LIABILITIES AND EQUITY	$3,843,943	$3,610,823

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2023/2022

(In thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$276,366	$400,984
Adjustments to reconcile net earnings to net cash used in operating activities:

Depreciation	52,786	44,034
Amortization of intangibles	10,371	8,740
Expense associated with share-based and grant compensation arrangements	17,875	12,542
Deferred income taxes (credit)	(319)	179
Unrealized (gain) loss on investment and other	(1,291)	6,181
Equity in loss of investee	1,005	1,532
Net (gain) loss on sale and disposition of assets	(182)	766
Changes in:
Accounts receivable	(183,717)	(304,715)
Inventories	154,413	(134,653)
Accounts payable and cash overdraft	56,899	56,120
Accrued liabilities and other	(63,142)	(1,313)
NET CASH FROM OPERATING ACTIVITIES	321,064	90,397

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(84,981)	(71,675)
Proceeds from sale of property, plant and equipment	789	2,029
Acquisitions, net of cash received and purchase of equity method investment	67	(39,343)
Purchases of investments	(14,747)	(15,166)
Proceeds from sale of investments	11,486	8,221
Other	2,076	(2,829)
NET CASH USED IN INVESTING ACTIVITIES	(85,310)	(118,763)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	11,026	570,700
Repayments under revolving credit facilities	(11,869)	(571,075)
Repayments of debt	(29)	(2,485)
Contingent consideration payments and other	(6,179)	(2,553)
Proceeds from issuance of common stock	1,448	1,457
Dividends paid to shareholders	(31,149)	(28,015)
Distributions to noncontrolling interest	(4,859)	(2,053)
Repurchase of common stock	(55,484)	(90,805)
Other	48	(184)
NET CASH USED IN FINANCING ACTIVITIES	(97,047)	(125,013)

Effect of exchange rate changes on cash	4,579	956
NET CHANGE IN CASH AND CASH EQUIVALENTS	143,286	(152,423)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	559,623	291,223

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$702,909	$138,800

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$559,397	$286,662
Restricted cash, beginning of period	226	4,561
All cash and cash equivalents, beginning of period	$559,623	$291,223

Cash and cash equivalents, end of period	$702,148	$138,071
Restricted cash, end of period	761	729
All cash and cash equivalents, end of period	$702,909	$138,800